UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

POWER SOLUTIONS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

March 18, 2016

Dear Stockholder:

On behalf of the Board of Directors of Power Solutions International, Inc., I cordially invite you to attend the 2016 Annual Meeting of Stockholders of Power Solutions International, Inc., which will be held on April 28, 2016, at 10:00 a.m., Central Time, at the offices of Power Solutions International, Inc., 101 Mittel Drive, Wood Dale, Illinois 60191.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe matters that we expect will be acted upon at the Annual Meeting. Only stockholders of record at the close of business on March 4, 2016 may vote at the annual meeting or any adjournment or postponement thereof.

It is important that your views be represented, whether or not you are able to be present at the Annual Meeting. Please complete, sign and date the enclosed proxy card and promptly return it via mail, telephone or through the internet according to the instructions on the proxy card, whether or not you plan to attend the Annual Meeting. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the recommendations of our Board of Directors contained in the Proxy Statement.

We are gratified by your continued interest in Power Solutions International, Inc. and urge you to vote your shares as soon as possible.

Sincerely,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

March 18, 2016

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 28, 2016

To the Stockholders of

Power Solutions International, Inc.:

The Annual Meeting of Stockholders of Power Solutions International, Inc. (the “Company”) will be held on April 28, 2016, at 10:00 a.m., Central Time, at the offices of the Company, 101 Mittel Drive, Wood Dale, Illinois 60191, for the following purposes, as more fully described in the accompanying Proxy Statement:

(1) To re-elect Gary S. Winemaster, Kenneth W. Landini, Jay J. Hansen, Ellen R. Hoffing and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2017 annual meeting of stockholders and until his or her successor is elected and qualified;

(2) To ratify the appointment by the Board of Directors of independent registered public accounting firm RSM US LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2016; and

(3) To act upon any other matters properly brought before the Annual Meeting of Stockholders.

Your vote is important. All stockholders are urged to attend the meeting in person or by proxy. Whether or not you expect to be present at the meeting, please complete, sign and date the enclosed proxy card and return it promptly via mail, telephone or through the internet according to the instructions on the proxy card. Stockholders attending the meeting may vote in person even if they have previously returned proxy cards.

The Board of Directors has fixed the close of business on March 4, 2016 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

March 18, 2016

POWER SOLUTIONS INTERNATIONAL, INC.

201 Mittel Drive

Wood Dale, Illinois 60191

(630) 350-9400

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors (the “Board”) of Power Solutions International, Inc., a Delaware corporation, for use at its Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 10:00 a.m., Central Time, on April 28, 2016, at the offices of the Company, 101 Mittel Drive, Wood Dale, Illinois 60191, and at any adjournments or postponements thereof. You may obtain directions to the meeting location from our website www.psiengines.com in the “Contact Us” section, or by calling (630) 350-9400. This Proxy Statement and accompanying form of proxy are being mailed to stockholders on or about March 18, 2016. As used in this Proxy Statement, the terms “the Company,” “we,” “us” and “our” refer to Power Solutions International, Inc.

Our Annual Report to Stockholders for the fiscal year ended December 31, 2015 (“fiscal 2015”), consisting of our Annual Report on Form 10-K and containing financial and other information pertaining to the Company, is being furnished to stockholders simultaneously with this Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2016

The Company’s Proxy Statement for the Annual Meeting of Stockholders

to be held on April 28, 2016 is available, free of charge, at:

http://www.psiengines.com/proxy

The Company’s Annual Report to Stockholders is available, free of charge, at:

http://www.psiengines.com

ABOUT THE MEETING

What proposals may I vote on at the Annual Meeting and how does the Board recommend I vote?

#	Proposal	Board Recommendation

1	To consider and vote upon a proposal to re-elect each of Gary S. Winemaster, Kenneth W. Landini, Jay J. Hansen, Ellen R. Hoffing and Mary E. Vogt to the Company’s Board of Directors, each for a one-year term expiring at the 2017 annual meeting of stockholders and until his or her successor is elected and qualified.	FOR

2	To consider and vote upon a proposal to ratify the appointment by the Board of Directors of independent registered public accounting firm RSM US LLP as the independent auditors of the Company’s financial statements for the fiscal year ending December 31, 2016.	FOR

Who is entitled to vote?

Only stockholders of record as of the close of business on March 4, 2016 (the “record date”) are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof. As of the record date for the Annual Meeting, we had 10,752,906 shares of our common stock outstanding, and there were no other outstanding classes of stock that are entitled to vote at the Annual Meeting. A record holder of outstanding shares of our common stock on the record date is entitled to one vote per share held on each matter to be considered. As a result, the total number of votes that may be cast by holders of our common stock for the proposals to be voted on at the Annual Meeting is 10,752,906 votes.

Shares held as of the record date include shares that are held directly in your name as the registered stockholder of record on the record date and those shares of which you are the beneficial owner on the record date and which are held through a broker, bank or other institution, as nominee, on your behalf, that is considered the stockholder of record of those shares.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholders of Record

If shares of our common stock are registered directly in your name with the transfer agent for our common stock, Wells Fargo Shareholder Services, you are considered the stockholder of record with respect to those shares of our common stock.

Beneficial Owners

If shares of our common stock are held in a stock brokerage account, by a broker, bank or other institution, serving as nominee, on your behalf, you are considered the beneficial owner of those shares (sometimes referred to as being held in “street name”). If you are a beneficial owner, your broker or other nominee that is considered the stockholder of record of those shares is making these proxy materials available to you with a request for your voting instructions. As the beneficial owner, you have the right to direct your broker or other nominee on how to vote your shares using the voting methods which the broker or other nominee offers as options. For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in ‘street name’?”

How do I vote if I am a stockholder of record?

Stockholders of record can vote their shares by either voting in person at the Annual Meeting or by proxy according to the instructions on the enclosed proxy card.

Proxies must be received by Wells Fargo Shareholder Services, the transfer agent for our common stock, no later than 3:00 p.m. Central Time on Wednesday, April 27, 2016 via one of the following methods:

•	Using the enclosed envelope, mail to P.O. Box 64945, St. Paul, MN 55164-0945

•	Internet at www.proxypush.com/psix

•	Scan the code on the front of the enclosed proxy card for mobile voting

•	Phone at 1-866-883-3382

A stockholder should complete and return the enclosed proxy card promptly via one of the above methods. Signing and returning the proxy card does not affect the right to vote in person at the Annual Meeting. Each executed and returned proxy will be voted in accordance with the directions indicated thereon, or if no direction is indicated, such proxy will be voted in accordance with the recommendations of the Board contained in this Proxy Statement and on the proxy card.

Gary S. Winemaster and Catherine V. Andrews, the persons named as proxies on the proxy card accompanying this Proxy Statement, were selected by the Board to serve in such capacity. Mr. Winemaster is Chief Executive Officer and a director of the Company, and Ms. Andrews is Secretary and General Counsel of the Company.

How do I vote if I am a beneficial owner of shares and my broker, bank or other institution holds my shares in “street name”?

If your shares are held in “street name,” your broker or other institution serving as nominee will send you a request for directions for voting those shares. Many brokers, banks and other institutions serving as nominees

(but not all) participate in a program that offers internet voting options and may provide you with a Notice of Internet Availability of Proxy Materials. Follow the instructions on the Notice of Internet Availability of Proxy Materials to access our proxy materials online or to request a paper or email copy of our proxy materials. If you received these proxy materials in paper form, the materials included a voting instruction card so you can instruct your broker or other nominee how to vote your shares.

For a discussion of the rules regarding the voting of shares held by beneficial owners, please see the question titled “What are ‘broker non-votes’?”

Can I revoke my proxy?

Yes. You can revoke your proxy and change your vote prior to the Annual Meeting by:

•

Sending a written notice of revocation to our Secretary, Catherine V. Andrews, at the address shown on the Notice of the Annual Meeting of Stockholders (the notification must be received by the close of business on Wednesday, April 27, 2016);

•	Voting in person at the Annual Meeting (but attendance at the Annual Meeting will not by itself revoke a proxy); or

•

Submitting a new, properly signed and dated proxy card with a later date (your proxy card must be received by Wells Fargo Shareholder Services no later than 3:00 p.m. Central Time on Wednesday, April 27, 2016).

Who will count the votes?

A representative from Wells Fargo Shareholder Services, the transfer agent for our common stock, will act as the inspector of election who will count the votes at the Annual Meeting.

Is my vote confidential?

Your vote will not be disclosed except (1) as needed to permit the inspector of election to tabulate and certify the vote and (2) as required by law.

What quorum requirement applies?

There must be a quorum for the meeting to be held. The presence at the Annual Meeting, by person or by proxy, of stockholders representing a majority of the votes that could be cast by the holders of the shares entitled to vote is necessary to constitute a quorum for the transaction of business. Accordingly, the presence of shares of our common stock entitled to vote at the Annual Meeting will be considered part of the quorum. If you submit a properly executed proxy card, even if you abstain from voting, you will be considered part of the quorum.

What vote is required to approve each proposal?

Proposal No. 1: Election of Directors. Assuming a quorum is present, to be elected, each of the director nominees, Gary S. Winemaster, Kenneth W. Landini, Jay J. Hansen, Ellen R. Hoffing and Mary E. Vogt, must receive a majority of the votes of shares cast at the Annual Meeting. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions have no effect on the election of directors.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm. The affirmative vote of a majority of the votes of the shares present, in person or represented by proxy, and entitled to vote is required to ratify the appointment of RSM US LLP as the independent auditors of our financial statements for the fiscal year ending December 31, 2016.

What other matters might arise at the meeting?

At the date of this proxy statement, the Board does not know of any matters to be raised at the Annual Meeting other than those referred to in this proxy statement. The Proxies named in the proxy card are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

What if I mark abstain on my proxy card for a proposal?

Abstentions marked on a proxy card will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present and for purposes of voting on Proposal No. 2. Accordingly, abstentions marked on a proxy card with respect to Proposal No. 2, will have the same effect as votes against Proposal No. 2.

What are “broker non-votes”?

Under the rules of the New York Stock Exchange (“NYSE”), member brokers who hold shares in street name for their customers that are the beneficial owners of those shares have the authority to only vote on certain “routine” items in the event that they have not received instructions from beneficial owners. Under NYSE rules, when a proposal is not a “routine” matter and a member broker has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm may not vote the shares on that proposal because it does not have discretionary authority to vote those shares on that matter. A “broker non-vote” is submitted when a broker returns a proxy card and indicates that, with respect to particular matters, it is not voting a specified number of shares on those matters, as it has not received voting instructions with respect to those shares from the beneficial owners and does not have discretionary authority to vote those shares on such matters. “Broker non-votes” are not entitled to vote at the Annual Meeting with respect to the matters to which they apply; however, “broker non-votes” will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Proposal No. 1 is considered a “non-routine” matter. As a result, brokers that do not receive instructions with respect to Proposal No. 1 from their customers will not be entitled to vote on that proposal, and any such “broker non-votes” will have no effect on the voting on that proposal. Proposal No. 2 is considered a “routine” matter, and accordingly, brokers and other nominees will have discretionary authority to vote on that proposal.

The Board strongly encourages you to vote your shares and exercise your right to vote as a stockholder on each of the proposals.

Who can attend the Annual Meeting?

All stockholders of record as of March 4, 2016, or their duly appointed proxies, may attend. A list of stockholders entitled to vote at the Annual Meeting, arranged in alphabetical order, showing the address of and number of shares registered in the name of each stockholder, will be available for review starting no later than April 18, 2016, and continuing until the Annual Meeting, at our offices located at 101 Mittel Drive, Wood Dale, Illinois 60191. Please note that, if you hold shares in “street name” (that is, through a broker or other nominee), you will need to bring valid picture identification and evidence of your share ownership as of the record date, such as a copy of a brokerage statement. If you come to the Annual Meeting, you may, of course, vote in person. If you are a “street name” holder and wish to vote at the meeting, you must first obtain a proxy from your bank, broker or other holder of record authorizing you to vote.

How will the results of voting be published?

We will disclose voting results by filing a current report on Form 8-K with the SEC within four business days following the date of the Annual Meeting. If, on the date of filing that current report on Form 8-K, the inspector of elections for the Annual Meeting has not certified the voting results as final, we will indicate in the filing that the results are preliminary and publish the final results in a subsequent current report on Form 8-K, which we will file within four business days after the final voting results are known.

GOVERNANCE OF THE COMPANY

What principles has the Board established with respect to corporate governance?

The Board has carefully reviewed the corporate governance rules adopted by the Securities Exchange Commission (the “SEC”) and The NASDAQ Stock Market (“NASDAQ”) and other corporate governance recommendations. The Board adopted the corporate governance documents described below.

•

Corporate Governance Guidelines. Our Corporate Governance Guidelines address, among other things, our Board’s composition, qualifications and responsibilities, independence of directors, stock ownership guidelines, director compensation and communications between stockholders and our directors.

•	Audit Committee Charter. The charter for our Audit Committee addresses, among other things, the purpose, organization and responsibilities of our Audit Committee.

•	Compensation Committee Charter. The charter for our Compensation Committee addresses, among other things, the purpose, organization and responsibilities of our Compensation Committee.

•

Code of Ethics for Principal and Senior Financial Officers. Our Code of Ethics for Principal and Senior Financial Officers articulates standards of business and professional ethics applicable to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Vice President of Finance and all other senior financial officers of our company. This Code functions as our “code of ethics for senior financial officers” under Section 406 of the Sarbanes-Oxley Act of 2002 and our “code of ethics” within the meaning of Item 406 of Regulation S-K.

•

Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics applies to all of the members of our Board, our officers and our employees and strives to ensure that all such individuals observe the highest standards of ethics in the conduct of our business, avoiding even the appearance of impropriety, and conduct themselves with the highest regard and respect for others.

•

Related Party Transaction Policy. Our Related Party Transaction Policy provides policies and procedures by which all transactions are required to be reviewed, approved and reported pursuant to and in accordance with Item 404 of Regulation S-K.

The full text of the Corporate Governance Guidelines, the Board Committee charters, our Code of Ethics for Principal and Senior Financial Officers, our Code of Business Conduct and Ethics and our Related Party Transaction Policy are available on our website at www.psiengines.com in the “Corporate Governance” section. Our website also provides information on how to contact us and other items of interest to investors. We make available on our website, free of charge, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to these reports, as soon as practical after we file these reports with the SEC. In addition, we will describe on our website any amendments to, or waivers from, the provisions of our Code of Ethics for Principal and Senior Financial Officers.

What is the composition of the Board?

The Board currently consists of five director seats, with each director serving until the next annual meeting of our stockholders and until his or her successor is duly elected and qualified.

On March 25, 2015, H. Samuel Greenawalt passed away. Mr. Greenawalt was a valued member of our Board and our Audit Committee. Ellen R. Hoffing was selected by the Board as a suitable candidate for nomination. On September 18, 2015, the Board approved the nomination of Ms. Hoffing as an independent director of the Company.

The Board has nominated Gary S. Winemaster, Kenneth W. Landini, Jay J. Hansen, Ellen R. Hoffing and Mary E. Vogt for re-election to the Board at the Annual Meeting and is recommending that you elect each of Messrs. Winemaster, Landini and Hansen and Ms. Hoffing and Ms. Vogt for a one-year term (and until his or her successor is elected and qualified, or until the earlier resignation or removal of such director) at the Annual Meeting.

Which directors are independent and how does the Board make that determination?

As we are listed on The NASDAQ Capital Market, we are subject to the applicable independence requirements for directors of The NASDAQ Stock Market, and the corporate governance rules of NASDAQ require our Board to be composed of a majority of independent directors. Our Board has determined that Mr. Hansen, Ms. Hoffing and Ms. Vogt meet (and Mr. Greenawalt until his passing met) the applicable independence requirements for directors of The NASDAQ Stock Market, and that Mr. Winemaster and Mr. Landini do not meet such standards.

We do not currently have a separately designated nominating committee. Therefore, in accordance with NASDAQ rules, a majority of our independent directors recommend each nominee for the Board’s consideration. Our board has determined that Mr. Hansen, Ms. Hoffing and Ms. Vogt meet the applicable independence requirements of The NASDAQ Stock Market for nominating committee members, audit and compensation committee members (although Ms. Hoffing does not serve on the Compensation Committee), and has determined that Mr. Winemaster and Mr. Landini do not meet such standards.

In addition to the NASDAQ independence requirements, we also apply the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.psiengines.com in the “Corporate Governance” section and are substantially similar to the NASDAQ director independence requirements.

Do independent directors meet separately in regularly scheduled executive sessions?

Yes. The independent directors meet for an executive session at each regularly scheduled Board meeting and at various other times throughout the year if deemed necessary. From time to time, the Lead Outside Director will attend such meetings.

How can I communicate with directors?

As set forth in our Corporate Governance Guidelines, stockholders or other interested parties may communicate with the Board, or any individual member or members of the Board, by sending a letter to Power Solutions International, Inc. Board, c/o the General Counsel, Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191. The General Counsel will receive the correspondence and forward it to the Board or specified Board member or members to whom the communication is addressed.

How often did the Board meet in fiscal 2015?

During fiscal 2015, the Board met four times. During fiscal 2015, each director who served on the Board during fiscal 2015 attended at least 75% of the aggregate of (1) the total number of meetings held by the Board during the period in which such individual was a director, and (2) the total number of meetings held by all committees of the Board on which he served during the period in which such individual served on such committees.

What is the Company’s policy regarding Board members’ attendance at the Annual Meeting?

The Corporate Governance Guidelines provide that directors are expected to attend the Annual Meeting. The full text of the Corporate Governance Guidelines is available on our website at www.psiengines.com in the “Corporate Governance” section. All of our Board members who served on the Board at the time of our 2015 annual meeting of stockholders attended that meeting.

What is the Board’s leadership structure, and why is it the best structure for the Company at this time?

Gary S. Winemaster currently serves as both our Chief Executive Officer (“CEO”) and our Chairman of the Board (“Chairman”). Under our Corporate Governance Guidelines, the Board has the flexibility to determine whether or not to separate the roles based on circumstances which exist from time to time. Although separation of the roles is not required, the Board may determine it is appropriate under certain circumstances. At this time, the Board believes that having one individual serve as both Chairman and CEO is the best governance model for the Company. Due to the varied and complex nature of the Company’s business, the Board believes the CEO is in the best position to lead most effectively and to serve in the critical role of Chairman. Having a Chairman who also serves as CEO facilitates timely communication with other directors on critical business matters. The Board believes that leadership of both the Board and the Company by Mr. Winemaster is the optimal structure to guide the Company and maintain the focus needed to achieve our business goals. The Board also believes there is an effective balance between strong Company leadership and appropriate oversight by independent directors.

Because Mr. Winemaster serves as both our Chairman and as our CEO, the non-management directors have designated Kenneth W. Landini, who is neither an officer nor an employee of the Company, to serve as “Lead Outside Director.” Although the Board has determined that Mr. Landini does not meet the applicable independence requirements of NASDAQ, the Board believes that, given his long history with, and deep knowledge of, the Company and its management, and in light of the Company’s relatively recent listing on The NASDAQ Capital Market, Mr. Landini continues to be the best candidate to serve as the Company’s Lead Outside Director at this time. As Lead Outside Director, Mr. Landini is responsible for (i) presiding at all meetings of the Board at which the Chairman is not present, including executive sessions of non-management directors, (ii) serving as a liaison between the Chairman and the non-management directors, (iii) approving information sent to the Board as a whole, (iv) calling meetings of non-management directors, (v) approving meeting agendas for the Board, (vi) approving meeting schedules for the Board and, (vii) if requested by significant stockholders of the Company, being available for consultation and direct communication with such stockholders (subject to compliance with applicable Company policies).

What is the Board’s role in risk oversight?

From time to time, we are exposed to risks, including strategic, operational, financial, legal, regulatory and compliance risks. The Board as a whole, as well as the committees thereof, are responsible for overseeing our risk management process and evaluating whether this process, as designed, is adequate to effectively manage the risks that we face. Our management is responsible for developing and implementing the Company’s plans and processes for risk management and is responsible for preparing and delivering reports directly to the Audit Committee and the Board with respect to risk management.

Throughout the year, the Board and the committees to which it has delegated responsibility will conduct risk assessments and discuss identified risk and how to eliminate or mitigate such risks, within such areas as operational, financial performance, financial reporting, legal, regulatory and strategic. The Board will review with management its plans and processes for managing risk. In addition, while our Board is ultimately responsible for overseeing our risk management, the committees of our Board will assist the Board in fulfilling this responsibility by evaluating and assessing risks within their respective areas of responsibility and advising the Board of any significant risks.

For example, the Audit Committee focuses on assessing and mitigating financial reporting risks, including risks related to internal control over financial reporting. The Compensation Committee considers risks relating to the Company’s compensation programs and policies, and evaluates whether our compensation programs are designed so employees are incentivized to make decisions that lead to long-term value for our stockholders, without encouraging excessive risk-taking.

What are the committees of the Board and what are their functions?

The Board has established two standing committees: an Audit Committee and a Compensation Committee. The current members of the committees are identified in the table below.

Name	Audit Committee(1)		Compensation Committee
Jay J. Hansen	X	(2)	X
Mary E. Vogt	X		X	(2)
Ellen R. Hoffing	X

X	Committee Member
(1)	H. Samuel Greenawalt was a member of our Audit Committee until the date of his passing, March 25, 2015.
(2)	Committee Chairperson.

Audit Committee

The current members of our Audit Committee are Mr. Hansen, Ms. Hoffing and Ms. Vogt, each of whom is “financially literate” as required by NASDAQ rules. Mr. Hansen, Ms. Hoffing and Ms. Vogt qualify as “audit committee financial experts” as defined in SEC rules under the Sarbanes-Oxley Act of 2002. Our Board has determined that each of Mr. Hansen, Ms. Hoffing and Ms. Vogt meets the independence requirements of NASDAQ for audit committee members. The Audit Committee exercises oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements. In fulfilling this responsibility, the Audit Committee, among other things, selects the independent auditors, pre-approves any audit or non-audit services to be provided by the independent auditors, reviews the results and scope of the annual audit performed by the auditors and assesses processes related to risks and the control environment. The Audit Committee reports to the full Board regarding all of the foregoing. The Audit Committee operates pursuant to a written charter that is posted on our website at www.psiengines.com in the “Corporate Governance” section. The Audit Committee held eight meetings in fiscal 2015.

Compensation Committee

The current members of our Compensation Committee are Mr. Hansen and Ms. Vogt, each of whom meets the director independence requirements of NASDAQ. In affirmatively determining the independence of the Compensation Committee members, the Board considered certain specified factors set forth in NASDAQ’s rule on independence of compensation committee members. As further described in the Compensation Discussion and Analysis below, the Compensation Committee has the primary responsibility for reviewing and approving corporate goals and objectives relevant to executive compensation, evaluating executive performance, reviewing our executive policies and reporting and making recommendations to the full Board regarding executive compensation. The full Board makes all final determinations (other than with respect to equity awards) regarding executive compensation based upon the recommendations of the Compensation Committee. The Compensation

Committee also has responsibility for administering the Power Solutions International, Inc. 2012 Incentive Compensation Plan, as amended on July 31, 2013 (the “2012 Plan”), determining the number of equity-based awards to be granted to our executive officers, non-employee directors and employees pursuant to the 2012 Plan, and reporting to the full Board regarding the foregoing matters. The Compensation Committee operates pursuant to a written charter that is posted on our website at www.psiengines.com in the “Corporate Governance” section. The Compensation Committee held three meetings in fiscal 2015.

Pursuant to its charter, the Compensation Committee has the authority to retain, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee has not historically used compensation consultants in determining executive compensation; however, in 2013 and 2014, the Compensation Committee engaged the firm of The Delves Group, which was subsequently acquired by Towers Watson & Co. (the “Compensation Consultant”), as an independent compensation consultant to report and advise on certain matters related to executive compensation, including matters relating to the 2012 Plan and equity awards under the 2012 Plan. The Compensation Committee assessed the independence of the Compensation Consultant pursuant to the SEC’s and NASDAQ’s rules and concluded that the work the Compensation Consultant has performed, and will perform, does not raise any conflict of interest. While the Compensation Consultant was not used in fiscal 2015, the Compensation Committee anticipates regularly calling upon the Compensation Consultant, as appropriate, to attend Compensation Committee meetings, meet with the Compensation Committee without management present and provide third-party data, advice and expertise on proposed executive compensation levels, programs and plan designs.

How are nominees for the Board selected?

We do not have a standing nominating committee. The Board does not believe that it is necessary for us to have a standing nominating committee because we have a relatively small Board and our independent directors serve in the capacity of a nominating committee when necessary. Because we do not currently have a standing nominating committee, our full Board participates in the consideration of director nominees. However, consistent with applicable NASDAQ corporate governance rules, each director nominee will be recommended for the Board’s selection by a majority of the independent directors of the Board after consultation with our Chief Executive Officer.

The Board considers many factors when evaluating candidates for election to the Board, including that the proper skills, experiences and competencies are represented on the Board and its committees and that the composition of the Board and each such committee satisfies applicable legal requirements. Among other criteria, the Board considers a candidate’s independence; ability to exercise business judgment; applicable industry knowledge and experience, other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; as well as core competencies or technical expertise necessary for our committees. Additionally, while the Board does not have a formal policy mandating the consideration of diversity in identifying or evaluating director nominees, directors or the Board as a whole, under our Corporate Governance Guidelines, the Board considers factors such as diversity when evaluating directors, director candidates and the overall composition of the Board, with diversity being broadly understood by the Board to mean a variety of opinions, perspectives, personal and professional experiences and backgrounds, including gender, race and ethnicity differences, as well as other differentiating characteristics. The director qualification standards that the Board uses when considering candidates are included in the Corporate Governance Guidelines available on our website at www.psiengines.com in the “Corporate Governance” section. The Board considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Board does believe that all members of the Board should have the highest personal and professional ethics, a commitment to representing the long-term interests of the stockholders and sufficient time to devote to Board matters.

The Board considers candidates for the Board from any reasonable source, including stockholder recommendations and recommendations from current directors and executive officers. The Board does not evaluate candidates differently based on who has proposed the candidate. After considering candidates and assessing any material relationships with the Company or third parties that might adversely impact independence and objectivity, as well as such other criteria as the Board determines to be relevant at the time, the Board determines which candidates to nominate.

How can a stockholder recommend a candidate for nomination as a director of Power Solutions International, Inc.?

Stockholders who wish to nominate a qualified director candidate should write to us at our principal executive offices. The procedures to submit stockholder proposals and candidates for nomination for director to the Board for the 2017 annual meeting of stockholders are described under the section entitled “Miscellaneous and Other matters – Deadlines for Submission of Proxy Proposals of Stockholders and Stockholders Nominations of Directors.”

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors. Article Fifth of our Certificate of Incorporation provides that the business and affairs of the Company shall be managed by, or under the direction of, a board of directors consisting of no less than five (5) and no more than eleven (11) directors. Each director holds office for a one-year term until the next annual meeting of stockholders and until his or her successor shall be elected and qualified, subject, however, to prior death, resignation, retirement or removal from office.

On March 25, 2015, H. Samuel Greenawalt, a director and member of the Audit Committee, passed away. Mr. Greenawalt provided many years of service through his financial background and general business expertise. The Board recognizes the loss of Mr. Greenawalt’s knowledge and leadership. On September 18, 2015, the Board approved the nomination of Ellen R. Hoffing as an independent member of the Board. Ms. Hoffing also became a member of the Audit Committee.

Each of Messrs. Winemaster, Landini and Hansen and Ms. Hoffing and Ms. Vogt has been nominated to be elected for a term of one year expiring at the 2017 annual meeting of stockholders and until his or her successor is elected and qualified.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THIS PROXY STATEMENT TO SERVE AS A DIRECTOR FOR A ONE-YEAR TERM.

If at the time of the Annual Meeting a nominee should be unable or declines to serve, the person named in the proxy will vote for such substitute nominee as the Board recommends, or vote to allow the vacancy created thereby to remain open until filled by the Board, as the Board recommends. The Board has no reason to believe that any nominee for election at the Annual Meeting will be unable or will decline to serve as a director if elected.

The following table lists the nominees for election to the Board, their ages, their positions with the Company, the year each was first elected as a director and the expiration of their current terms.

Name	Position	Age	Director Since		Term Expires
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	58	2001		2016
Kenneth Landini	Director	59	2001		2016
Jay Hansen	Director	52	2011		2016
Ellen Hoffing	Director	59	2015	(1)	2016
Mary Vogt	Director	59	2011		2016

(1)	Ms. Hoffing was nominated and became a member of our Board on September 18, 2015.

Below are the biographies for our director nominees, including information concerning their specific experiences, qualifications, attributes and skills that led the Board to conclude that the nominee should serve on the Board:

Nominees

Gary Winemaster has served as our Chief Executive Officer and President and as a director since 2001, and served as the Chief Executive Officer and President of Power Great Lakes, Inc. (which, prior to the incorporation of our company in 2001, was the parent operating company of our business, and is currently a wholly-owned subsidiary) from 1992 until our incorporation in 2001. Mr. Winemaster also serves as the Chairman of the Board. Mr. Winemaster is a co-founder of our Company and has played a significant role in developing and expanding our presence as a distributor of alternative fuel spark-ignited and diesel power systems. Prior to serving in his role as Chief Executive Officer and President of our company and of Power Great Lakes, Mr. Winemaster served as the Vice President of Sales for Power Great Lakes. Prior to founding our company, Mr. Winemaster worked in sales management for the European operations, with territory responsibility for the German, Scandinavian and Benelux markets, of Guardian Industries, a United States glass manufacturer. Mr. Winemaster holds a Bachelor of Science degree from the Wharton School at the University of Pennsylvania.

Our Board believes that Mr. Winemaster, as our Chief Executive Officer and President and as a co-founder of our Company, should serve as a director because of his unique understanding of the opportunities and challenges that we face and his in-depth knowledge about our business, including our customers, products, operations and key business drivers, and our long-term growth strategies, derived from his long service with the Company.

Kenneth Landini has served as a director since 2001 and assisted in the development and growth of the business of our company since 1985. Mr. Landini previously served as the Vice President of Finance for Power Great Lakes, Inc., from December 1985 to March 1988, and assisted us in establishing distributor relationships and expanding the territories into which we provide our power systems. Mr. Landini is a partner and co-founder of Landini, Reed & Dawson, P.C., a certified public accounting and consulting firm in southeastern Michigan, which was established in 1988. Mr. Landini has served as a certified public accountant for Landini, Reed & Dawson, P.C. since its inception. Mr. Landini holds a Bachelor of Arts degree from Albion College and is a licensed certified public accountant in the state of Michigan.

Our Board believes that Mr. Landini should serve as a director because of his significant knowledge of our industry, his prior experience with our business and his financial expertise.

Jay Hansen has served as a director since 2011. Mr. Hansen is the co-founder of O2 Investment Partners, LLC, a private equity investment group focusing on small and middle market manufacturing, niche distribution, select service and technology businesses, and has served as the President and Managing Partner of O2 Investment Partners, LLC since 2010. Prior to forming O2 Investment Partners, LLC, Mr. Hansen provided consulting services in the financial and manufacturing industries. From May 2003 through February 2006, Mr. Hansen served as the Vice President and Chief Financial Officer, and in 2006 he served as the Chief Operating Officer, of Noble International, Ltd., a publicly traded supplier of automotive parts, component assemblies and value-added services to the automotive industry. Mr. Hansen holds a Bachelor of Science degree in Economics from the Wharton School at the University of Pennsylvania. Since 2005, Mr. Hansen has served as a member of the board of directors, and as the chairman of the audit committee, and as a member of the Compliance and Risk Committee of Flagstar Bancorp, a publicly held savings and loan holding company.

Our Board believes that Mr. Hansen should serve as a director because of his experience on the board of directors of another public company, which our Board believes is beneficial to us as we continue to move forward as a public company, as well as Mr. Hansen’s significant knowledge of our industry and relevant business and financial expertise, which is important as our Board exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

Ellen Hoffing has served as a director since September 18, 2015. Ms. Hoffing has been a director of Perrigo Company plc, a leading global healthcare provider, since July 2008 and currently serves as chairperson of its remuneration committee and a member of its audit committee. Ms. Hoffing served as Chief Operating Officer and Co-President of Neos Therapeutics, a specialty pharmaceutical company that focuses on extended release liquid and orally disintegrating tablet drug development, from September 2009 until April 2014. From 2006 until September 2009, she served as President and Chief Executive Officer of Applied NeuroSolutions, Inc., a development stage biopharmaceutical company focused on diagnostics and therapeutics for the treatment of Alzheimer’s disease. She has also served as chairperson of Applied NeuroSolutions’ board of directors from 2007 to January 2011 and served as a director beginning in 2006. Ms. Hoffing holds a Bachelor of Science degree in Accounting from the University of Illinois and an MBA from Northwestern University’s Kellogg School of Management.

Our Board believes that Ms. Hoffing should serve as a director because of her current and past experience on the board of directors of other public companies, which our Board believes is beneficial to us as we continue to move forward as a public company, as well as Ms. Hoffing’s relevant business experience, and her financial expertise, which is important as our Board exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

Mary Vogt has served as a director since 2011. Ms. Vogt has served as the President of Home Access Health Corporation, a medical device manufacturer and specialty laboratory serving the disease management, wellness, managed care and consumer markets with its suite of laboratory self-testing products, since 2008, and served as the Chief Financial Officer of Home Access from 2003 to 2008. From 1999 to 2003, Ms. Vogt served as an independent consultant assisting businesses in the manufacturing and e-commerce industries. Ms. Vogt also served, from 1995 to 1998, as the worldwide director of internal audit for the Leo Burnett Company, a full-service, multi-national advertising and marketing firm, and, from 1992 to 1995, as the Treasurer for Harley-Davidson Financial Services, a subsidiary of Harley-Davidson, Inc. and provider of wholesale and retail financing, and insurance and insurance-related programs primarily to Harley-Davidson dealers and their retail customers. Ms. Vogt holds a Bachelor of Arts degree in Economics and Management from Albion College.

Our Board believes that Ms. Vogt should serve as a director because of her relevant business experience as well as her financial expertise, which is important as our Board exercises its oversight responsibility regarding the quality and integrity of our accounting and financial reporting processes and the auditing of our financial statements.

EXECUTIVE OFFICERS

The following sets forth certain information regarding the current executive officers of the Company. Information pertaining to Mr. Winemaster, who is both a director and the President and Chief Executive Officer of the Company, may be found in the “Nominees” section of Proposal No. 1 above.

The Board appoints officers annually. Subject to the terms of their respective employment agreements, Messrs. Cohen and Lewis serve at the direction of our Chief Executive Officer and the Board. Mr. Kenneth Winemaster serves at the direction of our Chief Executive Officer and the Board.

The following table lists the current executive officers of the Company, their age, their position with the Company and the year each was first serving as an officer.

Name	Position	Age	Executive Officer Since
Gary Winemaster	Chairman of the Board, Chief Executive Officer and President	58	2001
Kenneth Winemaster	Senior Vice President	52	2001
Eric Cohen	Chief Operating Officer	47	2012
Michael Lewis	Chief Financial Officer	53	2015	(1)

(1)	Mr. Lewis began his employment with the Company on October 19, 2015.

Kenneth Winemaster has served as our Senior Vice President since 2001 and served as Secretary from 2001 to July 23, 2013. In addition, Mr. Winemaster served as a director from 2001 through November 21, 2011. Mr. Winemaster has primary responsibility for our relationships and operations with Caterpillar and Perkins. Mr. Winemaster has expertise in raw material procurement, assembly and shipping.

Eric Cohen has served as our Chief Operating Officer since April 2012. From January 2011 through March 2012, Mr. Cohen served as the President of Power Plant Services, a manufacturer of standard and custom aftermarket parts for turbines, generators, valves and coal handling equipment. From 2004 through 2010, Mr. Cohen was a managing partner of WHI Capital Partners, a Chicago-based private equity firm that invests in mid-size companies. Mr. Cohen earned a mechanical engineering degree from the University of Wisconsin and an MBA from Harvard Business School.

Michael Lewis has served as our Chief Financial Officer since October 19, 2015. He most recently served as Vice President, Finance and Chief Financial Officer, North American Operations for Benteler Automotive, beginning in 2013. From 2010 to 2012, Mr. Lewis served as Vice President, Treasurer and Director of Investor Relations from 2010 to 2012 at Visteon Corporation. He began at Visteon in 2000, with increasing financial management responsibility, including Director of Mergers and Acquisitions and Assistant Treasurer. Mr. Lewis earned a Bachelor of Science degree in Information Systems from Oakland University, an MBA from Wayne State University and an MSF from Walsh College.

Family Relationships

Gary Winemaster, our Chairman of the Board, Chief Executive Officer and President, and Kenneth Winemaster, our Senior Vice President, are brothers. There are no other family relationships among the members of our board of directors or our executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) explains the Company’s executive compensation program for its named executive officers consisting of: Gary Winemaster, our Chief Executive Officer (“CEO”); Eric Cohen, our Chief Operating Office (“COO”), Michael P. Lewis, our Chief Financial Officer (“CFO”); Daniel Gorey, our former Chief Financial Officer (“former CFO”); and Kenneth Winemaster, the Company’s only other executive officer (collectively, the “Named Executive Officers”). This CD&A describes the Company’s compensation philosophy and objectives, how the Compensation Committee establishes executive compensation for the Named Executive Officers and the objectives of the various compensation elements.

2015 Advisory Vote on Executive Compensation

At the 2015 Annual Meeting, in a non-binding advisory vote, a substantial majority of the stockholders approved the compensation paid to our Named Executive Officers. The Compensation Committee believes that this affirms stockholders’ support of the Company’s approach to executive compensation. Based on the stockholders’ support of the Company’s executive compensation program, the Compensation Committee did not change its approach to the compensation of its Named Executive Officers. The Compensation Committee remains open to any concerns expressed by the Company’s stockholders and will continue to consider the outcome of future “say-on-pay” votes when making compensation decisions for the Company’s Named Executive Officers.

Compensation Philosophy and Objectives

Our compensation program is intended to meet three principal objectives: (1) attract, reward and retain officers and other key employees; (2) motivate these individuals to achieve short-term and long-term corporate goals and enhance stockholder value; and (3) support our core values and culture. To meet these objectives, we have adopted the following overriding policies:

•	Pay compensation that will attract, motivate and retain talented and qualified officers and other employees who are critical to our long term success; and

•

Pay compensation that rewards performance by, in appropriate circumstances, (i) paying bonuses upon achievement of Company and individual performance and (ii) providing long-term incentives in the form of stock incentives, in order to reward increasing long-term stockholder value, while aligning the interests of our officers and other key employees with those of our stockholders.

The above policies guide the Compensation Committee in assessing the proper allocation between long-term compensation, current cash compensation and short-term bonus compensation. Other considerations include our business objectives, our fiduciary and corporate responsibilities (including affordability and accounting and tax implications) and regulatory requirements.

Role of the Compensation Committee and Management

Our executive compensation program is overseen and administered by the Compensation Committee, which is composed entirely of independent directors as determined in accordance with applicable SEC and NASDAQ rules, including the special factors applicable to compensation committee members. The Compensation Committee operates under a written charter adopted by the Compensation Committee and ratified by the Board. A copy of the charter is publicly available in the “Corporate Governance” section of our website at www.psiengines.com.

In determining the appropriate compensation packages for our executives, the Compensation Committee considers each executive’s historical compensation, including equity and non-equity based compensation, and equity holdings. In addition, the CEO reviews the performance of each of the executives. The conclusions reached, and recommendations made, by the CEO based on these reviews for base salary levels and discretionary bonus amounts are presented to the Compensation Committee. As part of this process, the CEO takes into account his general knowledge of industry pay levels, using this information for general reference and for perspective on market compensation practices. However, neither the CEO nor the Compensation Committee has engaged in any specific compensation benchmarking or reviewed or relied upon any formal surveys of compensation practices within the Company’s industry or more broadly.

The Compensation Committee relies to a large extent on the CEO’s conclusions and recommendations on each executive’s performance and compensation. However, it is the Compensation Committee which makes the final executive officer compensation determinations, subject (except in the case of equity awards) to the final approval by the full Board. Ultimately, the Compensation Committee makes these determinations on a discretionary basis, applying the compensation philosophy discussed above. Also, in the case of Mr. Cohen and Mr. Lewis, the Compensation Committee is bound by the terms of their employment agreements with the Company, as applicable. As the Company continues to evolve and grow as a public company, the Compensation Committee may further formalize its compensation practices, which may include benchmarking against industry/peer group compensation, engaging compensation consultants to advise on specific compensation elements and/or tying cash and other incentive awards to the achievement of pre-established financial performance targets.

Role of Compensation Consultant

The Company has not historically used compensation consultants in determining compensation for our Named Executive Officers. Although the Company previously utilized a Compensation Consultant for informal analyses of compensation in similar-sized organizations in like industries and to report and advise on certain matters related to executive compensation, including matters relating to the 2012 Plan and equity awards under the 2012 Plan, the Company did not retain a Compensation Consultant with respect to 2015 compensation decisions.

Elements of Executive Compensation

As described in more detail below, the principal elements of our executive compensation program include a mix of the following, at the discretion of the Compensation Committee:

•	base salary;

•	annual, cash-based discretionary bonus;

•	long-term equity incentive awards;

•	retirement plans; and

•	perquisites and other personal benefits.

The Compensation Committee uses its discretion to create a mix of compensation elements for each Named Executive Officer that emphasizes both long-term strategic value for stockholders and shorter-term strategic and operational goals.

Base Salary

We provide Named Executive Officers and other employees with a base salary to compensate them for services rendered during the fiscal year. For executives, the amount of base salary is meant to reflect the primary responsibilities of the executive’s position, experience level, management skills and the executive’s contribution to the performance of the Company. In adjusting base salary levels, the Compensation Committee considers the Company’s overall performance (including as to financial results and creation of stockholder value) and, with respect to executives other than the CEO, relies to a large degree upon the recommendations from the CEO following his review of the performance of the executive officers. The Compensation Committee does not apply any formulas or assign any criteria specific mathematical weight; instead, the Compensation Committee exercises its judgment and discretion.

Salaries for executive officers are reviewed annually or when there is a change in position or responsibilities, such as a promotion. The Compensation Committee typically approves the base salary increases in January for that fiscal year. In January 2015, the Compensation Committee determined, considering the recommendation of the CEO, that base salaries for fiscal 2015 be as follows: Gary Winemaster, $540,000, Eric Cohen, $500,000, Daniel Gorey, $300,000 and Kenneth Winemaster, $272,500, attempting to align the salary of each Named Executive Officer with his respective responsibilities. The base salaries for Gary Winemaster, Eric Cohen and Kenneth Winemaster in fiscal 2015 remained the same as in fiscal 2014. Daniel Gorey’s base salary was increased from $285,000. In accordance with his employment agreement, Michael Lewis’ base salary for 2015 was set at $325,000 and was paid on a pro-rata basis from his start date of October 19, 2015.

Discretionary Bonus

The Compensation Committee utilizes discretionary bonuses to provide additional compensation to the Named Executive Officers, and to award them for their performance. The Compensation Committee believes that the immediacy of these bonuses provides an incentive to the Named Executive Officers to raise their individual level of performance, and thus the Company’s overall level of performance. Accordingly, the Compensation Committee believes the bonuses are an important motivating factor for the Named Executive Officers.

The Company has not adopted any formal, or informal, performance or other financial performance or other targets or objectives for the calculation or payment of these discretionary bonuses. Instead, in determining discretionary bonuses awarded, the Compensation Committee considers factors such as the Company’s overall performance for the previous year and stockholder value creation, discretionary bonuses awarded in previous years and the individual performance of the Named Executive Officer, including his particular contributions to the success of the Company (taking into account his particular roles and responsibilities for the Company). As part of its determination, the Compensation Committee relies to a large degree upon the recommendations and conclusions of the CEO with respect to the performance of each of the Named Executive Officers other than the CEO.

In determining discretionary bonus payments for the Named Executive Officers for fiscal 2015, the Compensation Committee took into account the performance by the Company and each Named Executive Officer’s individual contribution to that performance. Given the overall performance of the Company during 2015 and consistent with its compensation and bonus philosophy, the Compensation Committee determined it was not appropriate to approve bonus compensation to any of the Named Executive Officers.

Long-Term Equity Incentive Awards

The Compensation Committee has the authority to grant stock options, restricted stock and other awards under the 2012 Plan to the Named Executive Officers and other employees, consultants and directors. The purpose of granting such awards is to provide equity compensation that provides value to these employees when value is also created for the stockholders, and applicable vesting periods are designed to motivate award recipients to remain employees of the Company. For Company executives, the equity compensation is intended to motivate them to make stronger business decisions, improve financial performance and focus on both short-term and long-term objectives and to encourage behavior that protects and enhances the long-term interests of the Company’s stockholders. The Compensation Committee also believes that equity incentive awards are an important retention tool.

The Compensation Committee determines grants of long-term equity incentive awards based on factors such as overall Company and individual performance, job positions and responsibilities within the Company, growth potential and level of responsibility. The Compensation Committee also considers, for each individual, prior grants and equity holdings, length of time in current position and any change in responsibility, as well as the financial statement expense associated with the grants. As part of its determination, the Compensation Committee relies to a large degree upon the recommendations and conclusions of the CEO, based upon his review of the performance of each of the Named Executive Officers.

To date, the Compensation Committee has only granted three equity awards to Named Executive Officers: (i) the Compensation Committee granted a stock appreciation right (SAR) to Eric Cohen in 2012 as contemplated by his employment agreement executed when he joined the Company in June of 2012; (ii) the Compensation Committee granted Daniel Gorey restricted stock in 2013; and (iii) the Compensation Committee granted a SAR to Michael Lewis in 2015 as contemplated by his employment agreement executed when he joined the Company in October of 2015. The grants to Messrs. Cohen and Lewis were designed to incentivize them over a long-term horizon, so the Compensation Committee did not consider that any additional award to them was necessary or appropriate for 2015.

In 2015, Mr. Cohen’s SAR Agreement was amended to extend the vesting dates with respect to his unvested award as follows: 100,000 shares underlying the SAR award vest on June 6, 2017 and 81,290 shares underlying the SAR award vest on June 6, 2019. In consideration for extending the vesting dates, the Company will pay Mr. Cohen $250,000 for each of the calendar years 2016, 2017, 2018 and 2019 so long as he remains employed by the Company. If his employment is terminated by the Company without cause or by Mr. Cohen for good reason prior to January 1, 2020, he will receive a bonus for the year of termination. Until the earlier of June 6, 2017 or the date the Company implements a stock retention policy, Mr. Cohen will not sell more than $750,000 of any vested common stock underlying his SAR award within a six-month period without the written consent of the Compensation Committee.

Pursuant to the Cooperation and Transition Agreement dated October 3, 2015 between Daniel Gorey and the Company, the remaining 1,111 shares of common stock underlying Mr. Gorey’s restricted stock grant vested on November 30, 2015.

Gary Winemaster and Kenneth Winemaster have not yet received any awards under the 2012 Plan in light of their significant equity holdings, but the Compensation Committee may make awards to these Named Executive Officers in the future to reward outstanding performance and creation of stockholder value.

Retirement Benefits under the 401(k) Plan, Executive Perquisites and Generally Available Benefit Programs

We also provide the Named Executive Officers with benefits under a 401(k) retirement plan, perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall executive compensation program and the Compensation Committee’s executive compensation philosophy, as well as the Compensation Committee’s objective to better enable us to attract and retain the most talented and dedicated executives possible. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers.

Employment Related Agreements

The Company has employment agreements with Mr. Cohen and Mr. Lewis. The Company has also entered into a Cooperation and Transition Agreement with Mr. Gorey. See the discussion following the Summary Compensation Table and under the heading “Potential Payments upon Termination or Change in Control” for details about the agreements.

Other Matters

Tax-Deductible Performance-Based Compensation

Section 162(m) of the Internal Revenue Code limits to $1,000,000 the annual tax deduction for compensation paid to a Named Executive Officer (other than the Chief Financial Officer), unless such compensation qualifies as performance-based compensation and is paid pursuant to a stockholder approved plan. While base salary, discretionary bonuses and time-based restricted stock do not qualify as performance-based, the stock appreciation rights granted under the 2012 Plan are intended to qualify as performance-based compensation and thus fully deductible under Internal Revenue Code Section 162(m). The Company maintains the flexibility to pay non-deductible compensation if it determines it is in the best interests of the Company and its stockholders.

Compensation Risk Assessment

During fiscal 2015, Company management, along with the Compensation Committee, considered whether any of the Company’s compensation policies and practices had the potential to create risks that are reasonably likely to have a material adverse effect on the Company. Management considered the risk profile of the Company’s business and the design and structure of its compensation policies and practices. The Company concluded that the risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company based on the following:

•	The Company’s base salary, retirement benefits, executive perquisites and generally available benefit programs create little, if any, risk to the Company.

•

Management does not believe that the structure of its bonus plans, as described above under the subheading “Annual Incentive Bonus,” encourages employees to take risks that are reasonably likely to have a material adverse effect on the Company. In particular, management noted that the awards are discretionary, so there are no goals or targets which might encourage excessive-risk taking.

•

The Company also awarded stock appreciation rights and restricted stock as long-term incentive compensation. Management does not believe that either the award or structure of these grants encourages employees to take risks that are reasonably likely to have a material adverse effect on the registrant. In particular, the emphasis on granting awards of long-term incentive compensation that vest over a number of years focuses on long-term stock appreciation, does not incentivize short-term risk taking and aligns with the overall Company objective of providing value to these employees when value is also created for the Company’s stockholders.

•	The Company believes that its mix of fixed compensation and “at risk” compensation, including annual incentive bonuses and stock awards, does not encourage inappropriate risk-taking by employees.

These factors were discussed with the Compensation Committee during the preparation of this Proxy Statement, and it was concluded that the risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee oversees the Company’s executive compensation program on behalf of the Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with Company management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors the inclusion of the Compensation and Discussion Analysis in this Proxy Statement.

The Compensation Committee

Mary E. Vogt, Chairperson

Jay J. Hansen

EXECUTIVE COMPENSATION

The table below summarizes the compensation earned for the fiscal years indicated for services rendered to our company, in all capacities, by our Named Executive Officers for the fiscal years ended December 31, 2015, 2014 and 2013.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards		All Other Compensation		Total
Gary Winemaster	2015	$540,000	$—	$—		$57,047	(1)	$597,047
Chairman of the Board,	2014	540,000	380,000	—		50,950		970,950
Chief Executive Officer and President	2013	540,000	400,000	—		49,058		989,058

Eric Cohen	2015	500,000	—	—		13,350	(2)	513,350
Chief Operating Officer	2014	500,000	100,000	—		13,517		613,517
	2013	500,064	200,000	—		—		700,064

Michael Lewis(3)	2015	66,667	—	777,600	(5)	17,814	(1)	862,081
Chief Financial Officer	2014	—	—	—		—		—
	2013	—	—	—		—		—

Daniel Gorey(4)	2015	289,808	—	26,401	(6)	30,642	(1)	346,851
Former Chief Financial Officer	2014	285,000	200,000	—		—		485,000
	2013	285,000	100,000	119,988		—		504,988

Kenneth Winemaster	2015	272,500	—	—		40,218	(1)	312,718
Senior Vice President	2014	272,500	170,000	—		33,367		475,867
	2013	272,500	200,000	—		33,680		506,180

(1)	The amount for fiscal 2015 reported includes, with respect to Gary Winemaster, $13,337 for automobile payments, $9,047 for automobile insurance payments, $5,646 for gasoline, $1,080 for parking, $25,000 for sporting event tickets, $1,222 for satellite radio and $1,715 for gross up payment of taxes; with respect to Kenneth Winemaster, $13,320 for automobile payments, $1,850 for automobile insurance payments, $48 for parking, $25,000 for sporting event tickets; with respect to Mr. Gorey, $21,634 for accrued but un-used vacation time and $9,008 for health benefits, and with respect to Michael Lewis, $12,814 in relocation expenses and $5,000 as a non-compete incentive payment.
(2)	The amount for fiscal 2015 reported includes amounts for automobile payments, automobile insurance payments, gasoline, and parking.
(3)	Mr. Lewis began his employment with the Company as Chief Financial Officer on October 19, 2015.
(4)	Mr. Gorey’s employment with the Company terminated on October 19, 2015. Mr. Gorey’s salary includes salary paid to Mr. Gorey in connection with his Cooperation and Transition Agreement.
(5)	On October 19, 2015, the Compensation Committee approved, and we granted, a SAR to Mr. Lewis that covers an aggregate of 60,000 shares of our common stock. The amount reported represents the grant date fair value of this award, computed in accordance with FASB Codification Topic 718. See Note 10 of the Company’s Annual Report to Stockholders for fiscal 2015 for a description of the assumptions used for this valuation.
(6)	Pursuant to a Cooperation and Transition Agreement, the remaining 1,111 shares of restricted stock vested on November 30, 2015. All other shares of restricted stock vested in accordance with the terms of the grant.

Employment Agreements

Mr. Cohen entered into an employment agreement with us dated June 6, 2012. The employment agreement expires on April 1, 2016; however, it automatically renews for an additional one-year period unless either we or Mr. Cohen notifies the other party in writing of the intention not to renew the employment agreement by no later than January 2, 2016. The employment agreement provided for an annual base salary of $350,000, subject to increase from time to time, and a discretionary annual bonus of up to 100% of the annual salary, to be paid at the discretion of the Board of Directors. Mr. Cohen’s base salary was increased to $500,000 at the end of 2012 with the intention that any potential future earnings would be based on his original base salary of $350,000. In addition, as contemplated by the employment agreement Mr. Cohen was granted a stock appreciation right pursuant to the 2012 Plan.

Mr. Lewis entered into an employment agreement with us dated October 2, 2015 commencing on October 19, 2015 with an initial five year term which will automatically renew for an additional one-year period unless either we or Mr. Lewis notifies the other party in writing of the intention not to renew the employment agreement by no later than July 20, 2020. The employment agreement provides for an annual base salary of $325,000, subject to increase from time to time, and a discretionary annual bonus of up to 50% of the annual salary, to be paid at the discretion of the Board of Directors. In addition, as contemplated by the employment agreement, Mr. Lewis was granted a SAR pursuant to the 2012 Plan as described in note 5 to the Summary Compensation Table.

2015 Grant of Plan Based Awards

The table below sets forth the plan-based grants made to the Named Executive Officers during the fiscal year ended December 31, 2015.

Name	Grant Date	All Other Option Awards of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Gary Winemaster	—	—	—	—
Eric Cohen	—	—	—	—
Michael Lewis	10/19/2015	60,000	24.41	777,600
Daniel Gorey	—	—	—	—
Kenneth Winemaster	—	—	—	—

(1)	In connection with his commencement of employment, Mr. Lewis received a SAR covering 60,000 shares of our common stock. The SAR vests and becomes exercisable at a rate equal to 25% per year beginning on the third anniversary of the grant date.
(2)	The grant date fair value of the SAR shown in the above table was computed in accordance with FASB Codification Topic 718.

Outstanding Equity Awards at 2015 Fiscal Year-End

The table below presents information relating to the awards granted under our 2012 Incentive Compensation Plan, our only equity incentive plan, during the fiscal year ended December 31, 2015.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercised	Equity Incentive Plan Awards: Numbers of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Rights That Have Not Vested ($)
Gary Winemaster	—	—	—		$—	—	—	—	—	—
Eric Cohen	61,291	—	181,290	(1)	22.07	06/06/22	—	—	—	—
Daniel Gorey	—	—	—		—	—	—	—	—	—
Michael Lewis	—	—	60,000	(2)	24.41	10/19/25	—	—	—	—
Kenneth Winemaster	—	—	—		—	—	—	—	—	—

(1)	See “Compensation Discussion and Analysis” for information relating to the SAR granted to Mr. Cohen in 2012.
(2)	The SAR granted to Mr. Lewis covers 60,000 shares of our common stock and becomes exercisable beginning on the third anniversary of the grant date in four equal installments annually thereafter.

2015 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)		Value Realized on Vesting ($) (e)
Gary Winemaster	—	—	—		—
Eric Cohen	—	—	—		—
Daniel Gorey	—	—	2,222	(1)	$84,069	(2)
Michael Lewis	—	—	—		—
Kenneth Winemaster	—	—	—		—

(1)	See note 6 to the Summary Compensation Table above.
(2)	Amount reflects value realized on a pre-tax basis on June 17, 2015 and November 30, 2015 based on the closing prices of our common stock on such dates.

Potential Payments Upon Termination or Change in Control

Pursuant to our employment agreements with Mr. Cohen and Mr. Lewis, they are entitled to certain payments upon termination of employment.

In the event that Mr. Cohen’s employment is terminated by us without Cause (as defined in the employment agreement) during the employment term, he will be entitled to receive, among other things, (i) continued payments of his base salary for 12 months and (ii) an amount equal to the annual bonus earned by Mr. Cohen in the prior period, pro-rated for the number of calendar days of the current period during which Mr. Cohen was employed by us or our subsidiaries and paid on the next payroll date following termination. The employment agreement also restricts Mr. Cohen from competing with us during the term of the agreement and for 18 months after termination of his employment with us, and restricts Mr. Cohen from soliciting our customers or employees during the term of the agreement and for 24 months after termination of his employment with us.

In the event that Mr. Lewis’ employment is terminated by us without Cause or by him for Good Reason (as defined in the employment agreement) during the employment term, he will be entitled to receive, among other things, continued payments of his base salary and continued benefits for 12 months. The employment agreement also restricts Mr. Lewis from competing with us during the term of the agreement and for 12 months after termination of his employment with us, and restricts Mr. Lewis from soliciting our customers or employees during the term of the agreement and for 12 months after termination of his employment with us.

On October 19, 2015, Daniel Gorey retired as Chief Financial Officer of the Company. In connection therewith, we entered into a Cooperation and Transition Agreement with Mr. Gorey dated October 3, 2015 (the “Cooperation and Transition Agreement”). Pursuant to the Cooperation and Transition Agreement, Mr. Gorey received his standard salary and full benefits, until October 19, 2015. In addition, we paid Mr. Gorey two (2) months’ salary of $50,000. The unvested portion of Mr. Gorey’s restricted stock grant, which consisted of 1,111 shares of our common stock, vested in full on November 30, 2015. We also continued Mr. Gorey’s health benefit coverage for 18 months following the date of his retirement.

Other than these arrangements, and accelerated vesting of equity awards under the 2012 Plan, we currently do not have any compensatory plans or arrangements that provide for any payments or benefits upon the resignation, retirement or any other termination of any of our current executive officers, as the result of a change in control, or from a change in any executive officer’s responsibilities following a change in control.

The table below provides a quantitative analysis of the amount of compensation payable to Mr. Cohen and Mr. Lewis in each situation involving a termination of employment, as if each had occurred as of December 31, 2015 and to Mr. Gorey in connection with his termination of employment on October 19, 2015.

Fiscal 2015 Payments Upon Termination or Change in Control

Name	Termination w/o Cause		Change of Control
Gary Winemaster	$—		$—
Eric Cohen	500,000	(1)	0	(2)
Daniel P. Gorey	76,153	(3)	—
Michael Lewis	325,000	(4)	0	(5)
Kenneth Winemaster	—		—

(1)	Amount presented was determined in accordance with the employment agreement of Mr. Cohen and assumes that Mr. Cohen executed and delivered a general release in favor of us. The amount is Mr. Cohen’s base salary of $500,000.
(2)	In accordance with Mr. Cohen’s SAR Agreement, in the event of a change in control, the SAR will become fully vested and exercisable. Because the exercise price of the SAR is less than the fair market value of our common stock on December 31, 2015, there is no value reported.
(3)	In accordance with the Cooperation and Transition Agreement, Mr. Gorey received $50,000 in salary and $16,528 in Company health benefit coverage, and the unvested amount of 1,111 shares of common stock vested in full on November 30, 2015.
(4)	Amount presented was determined in accordance with the employment agreement of Mr. Lewis and assumes that Mr. Lewis executed and delivered a general release in favor of us. The amount is Mr. Lewis’ base salary of $325,000.
(5)	In accordance with Mr. Lewis’ SAR Agreement, in the event of a change in control, the SAR will become fully vested and exercisable. Because the exercise price of the SAR is less than the fair market value of our common stock on December 31, 2015, there is no value reported.

Compensation Committee Interlocks and Insider Participation

During 2015, there were no interlocks between members of our Compensation Committee and our Named Executive Officers.

DIRECTOR COMPENSATION

In 2012, we adopted a program for director compensation which entitles each non-employee director to receive an annual retainer of $30,000 for their service on the board of directors. In addition, pursuant to our 2012 Plan, equity awards may be granted to our non-employee directors under such plan, but no such awards have yet been granted. Pursuant to these compensation policies, we will not pay additional compensation to our executive officers for their services as directors. The table below summarizes the compensation earned by each non-employee director for service on our board of directors for the last fiscal year.

Name	Fees Earned or Paid in Cash		Stock Awards	Options Awards	Non-Equity Incentive Plan compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
H. Samuel Greenawalt	$7,500	(1)	—	—	—	—	—	$7,500
Kenneth Landini	30,000		—	—	—	—	—	30,000
Jay Hansen	30,000		—	—	—	—	—	30,000
Ellen Hoffing.	8,750	(2)	—	—	—	—	—	8,750
Mary Vogt	30,000		—	—	—	—	—	30,000

(1)	Mr. Greenawalt’s annual retainer was pro-rated based on his service on the Board prior to his passing.
(2)	Ms. Hoffing’s annual retainer was pro-rated from the date of her nomination to the Board of September 18, 2015.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of March 10, 2016, by the following individuals or groups: (1) each person known by us to own beneficially more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) each of the Named Executive Officers, and (4) all of our directors and executive officers as a group.

Unless otherwise indicated, to our knowledge, each person listed below has sole dispositive and voting power with respect to the shares of our common stock shown below as beneficially owned by such person, except to the extent authority is shared by spouses under applicable law and except for the shares of our common stock set forth next to our directors and executive officers listed as a group. Beneficial ownership and percentage have been determined in accordance with Rule 13d-3 under the Exchange Act and generally includes voting or investment power with respect to the securities. The information is not necessarily indicative of beneficial ownership for any other purpose.

As of March 10, 2016, 10,752,906 shares of our common stock were outstanding.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
Gary Winemaster	3,872,696	36.02%
Eric Cohen(2)	500	*
Daniel Gorey	—	—
Michael Lewis(3)	1,000	*
Kenneth Winemaster	2,180,545	20.28%
Kenneth Landini	19,000	*
Jay Hansen	—	—
Ellen Hoffing	—	—
Mary Vogt	—	—
Granahan Investment Management, Inc.(4)	550,937	5.10%

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class
Neil Gagnon(5)	651,953	6.06%
Wellington Group Holdings LLP(6)	1,165,880	10.84%
Wellington Trust Company, N.A(7)	721,246	6.71%
All directors and executive officers as a group (9 persons)	6,073,741	56.48%

*	Denotes beneficial ownership of less than one percent.
(1)	Unless otherwise indicated, the address of each person or entity is c/o Power Solutions International, Inc., 201 Mittel Drive, Wood Dale, IL 60191.
(2)	Excludes shares Mr. Cohen has the right to acquire upon exercise of a vested portion of the SAR granted to him pursuant to the 2012 Plan, because the number of shares that would be received upon exercise of the SAR is not determinable until the date of exercise.
(3)	Excludes shares Mr. Lewis has the right to acquire upon exercise of the SAR granted to him pursuant to the 2012 Plan, because the number of shares that would be received upon exercise of the SAR is not determinable until the date of exercise.
(4)	As reported by a Schedule 13G dated February 10, 2015, Granahan Investment Management, Inc., 404 Wyman Street, Suite 490, Waltham, MA 02451 has sole voting power with respect to 233,860 shares and sole dispositive power with respect to all shares.
(5)

As reported by a Schedule 13G/A dated February 11, 2016, Neil Gagnon, 1370 Ave. of the Americas, 24th Floor, New York, NY 10019 has sole voting and dispositive power with respect to 51,468 shares, shared voting power with respect to 574,014 shares and shared dispositive power with respect to 600,485 shares.

(6)	As reported by a Schedule 13G/A dated February 16, 2016, the filing person’s principal business office is 280 Congress Street, Boston, MA 02210. Beneficial ownership is reported as follows: each of Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP shares voting power as to 875,646 shares and has shared dispositive power as to 1,165,880 shares; and Wellington Management Company LLP shares voting power as to 875,646 shares and has shared dispositive power as to 1,085,746 shares.
(7)	As reported by a Schedule 13G dated February 16, 2016, Wellington Trust Company, NA, c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210. Wellington Trust Company, NA shares voting power as to 721,246 shares and has shared dispositive power as to 721,246 shares.

Securities Authorized for Issuance Under Compensation Plans

On May 30, 2012, our Board of Directors approved and adopted the 2012 Plan, which was then approved by our stockholders at the annual meeting held on August 29, 2012. The 2012 Plan is administered by the Compensation Committee of the Board of Directors, which consists only of independent, non-employee directors.

The 2012 Plan is a broad-based plan which allows for a variety of different types of awards, including (but not limited to) non-qualified stock options, incentive stock options, SAR, restricted stock, deferred stock and performance units, to be made to our executive officers, employees, consultants and directors. The 2012 Plan is intended to assist us in attracting and retaining exceptionally qualified employees, consultants and directors to support the sustained progress, growth and profitability of the Company.

Under the 2012 Plan, 830,925 shares of common stock were initially made available for awards pursuant to the 2012 Plan. On July 31, 2013, the Board of Directors, upon recommendation of the Compensation Committee, adopted an amendment to the 2012 Plan to increase the number of shares of common stock available for issuance under the 2012 Plan by 700,000 shares. This amendment was approved by our stockholders at the Company’s annual meeting of stockholders held on August 28, 2013. Of the 1,530,925 shares reserved for awards under the 2012 Plan, 543,872 shares were originally underlying a SAR award granted to our Chief Operating Officer on June 6, 2012, 60,000 shares are underlying a SAR award granted to our Chief Financial Officer on October 19, 2015 and 186,993 shares of restricted stock have been granted to eligible employees as of December 31, 2015.

As of December 31, 2015, 740,060 shares of our common stock were available for awards pursuant to the 2012 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders	302,581	(1)	$22.53	740,060
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	302,581		$22.53	740,060

(1)	This amount relates to the underlying shares of common stock to be issued upon the exercise of the remaining SAR from the grant to Eric Cohen on June 6, 2012 and to Michael Lewis on October 19, 2015.

Certain Relationships and Related Party Transactions

Transactions with Our Company

The Company, engaged (and continues to engage) Landini, Reed & Dawson, a certified public accounting and consulting firm, to provide tax advice and consultation services. Kenneth Landini, who is a member of our board of directors, is a partner and co-founder of Landini, Reed & Dawson, P.C. During our fiscal year ended December 31, 2015 (“fiscal 2015”), Landini, Reed & Dawson, P.C. charged $43,000, for its services provided to our company during such period. It is expected that Landini, Reed & Dawson, P.C. will continue to provide such services going forward, and that the amounts paid in our fiscal year ending December 31, 2016 (“fiscal 2016”) will be consistent with the amounts paid in fiscal 2015.

For fiscal 2015, William Winemaster (the father of Gary Winemaster and Kenneth Winemaster, our Chairman of the Board, Chief Executive Officer and President and our Senior Vice President, respectively), served as an employee performing consulting and advisory type services for the Company, received (1) an annual salary of $153,709, (2) payments for automobiles and related auto insurance premiums equal to $1,877, and (3) payments related to mobile telephone service equal to $1,669. It is anticipated that William Winemaster will continue to serve as an employee of the Company performing consulting and advisory type services going forward, and that Mr. Winemaster’s compensation for fiscal 2016 will be consistent with his compensation for such services in fiscal 2015.

Related Party Transaction Policy

On December 20, 2013, the board of directors adopted a formal Related Party Transaction Policy (the “Policy”) whereby all transactions required to be reported pursuant to Item 404 of Regulation S-K are reviewed and approved. The Policy calls for the general counsel or the Audit Committee, as applicable and in accordance with the Policy, to review each related person transaction (as defined below) and determine whether it will approve or ratify that transaction. Any Audit Committee member who has any interest (actual or perceived) will not be involved in the consideration of the Audit Committee. The full text of our Related Party Transaction Policy is available on our website at www.psiengines.com in the “Corporate Governance” section.

For purposes of the policy, a “related party transaction” is, subject to certain limited exceptions, any transaction, arrangement or relationship in which we are a participant, and the related person (defined below) had, has or will have a direct or indirect material interest. “Related person” includes (a) any person who is or was

(at any time during the last fiscal year) an executive officer, director or nominee for election as a director; (b) any person or group who is a beneficial owner of more than 5% of our voting securities; (c) any immediate family member of a person described in provisions (a) or (b) of this sentence; or (d) any entity in which any of the foregoing persons is employed, is a partner or is in a similar position, or in which such person, together with all other “related persons,” have in the aggregate 10% or greater beneficial ownership interest.

Any related party transaction where the amount involved is less than $5,000 may be approved by our general counsel. Any related party where the amount involved is in excess of $5,000 shall be submitted to the Audit Committee for consideration. In determining whether a related person transaction will be approved or ratified, the general counsel or the Audit Committee, as applicable in accordance with the Policy, will consider a multitude of factors including (a) the extent of the related person’s interest in the transaction; (b) the availability of other sources of comparable products or services; (c) whether the terms are competitive with terms generally available in similar transactions with persons that are not related persons; (d) the benefit to the Company; and (e) the aggregate value of the transaction.

Composition of the Board of Directors and Director Independence

We are subject to the corporate governance rules of The NASDAQ Stock Market, which require that a majority of our board of directors consists of “independent directors” as defined in such corporate governance rules. Our board of directors has determined that Mr. Jay Hansen, Ms. Ellen Hoffing and Ms. Mary Vogt are each a non-employee director who meets the applicable independence requirements for directors of The NASDAQ Stock Market.

The current members of our Audit Committee are Jay Hansen, Ellen Hoffing and Mary Vogt. Mr. Hansen is the Chairman of our Audit Committee and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Ms. Hoffing and Ms. Vogt also qualify as “audit committee financial experts” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Our board of directors has determined that each of Mr. Hansen, Ms. Hoffing and Ms. Vogt meets the independence requirements for audit committee members of The NASDAQ Stock Market.

The current members of our Compensation Committee are Jay Hansen and Mary Vogt. Ms. Vogt is the chairman of our Compensation Committee. Our board of directors has determined that each of Mr. Hansen and Ms. Vogt meet the independence requirements for compensation committee members of the NASDAQ Stock Market.

We do not currently have a separately designated nominating committee. Therefore, in accordance with NASDAQ rules, a majority of our independent directors recommend each nominee for the Board’s consideration. Our board has determined that each of Jay Hansen, Ellen Hoffing and Mary Vogt meet the applicable independence requirements of The NASDAQ Stock Market for nominating committee members and audit and compensation committee members (although Ms. Hoffing does not serve on the Compensation Committee), and has determined that Gary Winemaster and Kenneth Landini do not meet such standards.

In addition to the NASDAQ independence requirements, we also apply the independence guidelines set forth in our Corporate Governance Guidelines, which are available on our website at www.psiengines.com in the “Corporate Governance” Section and are substantially similar to the NASDAQ director independence requirements.

In evaluating the composition of our board of directors, we may consider such factors as diversity of backgrounds, experience and competencies that our board of directors desires to have represented. These competencies may include independence; adherence to ethical standards; the ability to exercise business judgment; industry knowledge and experience and/or other relevant business or professional experience and the ability to offer our management meaningful advice and guidance based on that experience; and ability to devote sufficient time and effort to serve as a director. We believe that each of the members of our board of directors possesses these qualities and has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and to our board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee appointed RSM US LLP (formerly McGladrey LLP) (“RSM”), an independent registered public accounting firm, as auditors of our consolidated financial statements for fiscal 2016. RSM has served as auditors for us since June 12, 2012. It is expected that representatives of RSM will be present at the meeting and will be available to respond to appropriate questions. They will be given an opportunity to make a statement if they desire to do so.

The Audit Committee has determined to afford stockholders the opportunity to express their opinions on the matter of auditors and, accordingly, is submitting to the stockholders at the Annual Meeting a proposal to ratify the Audit Committee’s appointment of RSM. If a majority of the shares present at the Annual Meeting, in person or by proxy and entitled to vote are not voted in favor of the ratification of the appointment of RSM, the Board will reconsider this appointment.

THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 2 TO RATIFY THE APPOINTMENT OF RSM US LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

INDEPENDENT AUDITOR FEES

On June 12, 2012, the board of directors replaced Deloitte & Touche LLP and their respective affiliates (collectively “Deloitte”) with RSM US LLP (formerly McGladrey LLP) (“RSM”) as its independent registered public accounting firm for the year ended December 31, 2012. As a result, certain accounting related fees were incurred by both Deloitte and RSM for their services during 2014 as provided below. The following table sets forth the aggregate fees incurred for professional services rendered by both Deloitte and RSM for the fiscal years ended December 31, 2015 (“fiscal 2015”) and 2014 (“fiscal 2014”), respectively:

Description of Fees	December 31, 2015	December 31, 2014
Audit Fees	$550,976	$449,914
Audit-Related Fees	55,350	63,283
Tax Fees	—	—
All Other Fees	83,150	2,000

Total	$689,476	$515,197

Audit Fees. Consists of fees incurred for professional services rendered for the audit of our annual consolidated financial statements and review of the interim consolidated financial statements included in our quarterly reports.

Audit-Related Fees. Consists of fees incurred for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements that are not reported under “Audit Fees.” These fees for fiscal 2015 were incurred for professional services rendered in conjunction with the issuance of a consent for registration statements we filed on Form S-3 and for professional services rendered in connection with the audit of the financial statements of the Company’s defined contribution plans for the year ended December 31, 2014. These fees for fiscal 2014 were incurred for professional services rendered in conjunction with the issuance of a consent for registration statements we filed on Form S-3 and for professional services rendered in connection with the audit of the financial statements of the Company’s defined contribution plan for the year ended December 31, 2013.

Tax Fees. Consists of fees incurred for professional services for tax compliance, tax advice and tax planning. These services include tax planning, assistance with the preparation of various U.S. federal and state tax returns, and advice on other tax-related matters.

All Other Fees. Represents fees incurred for services provided to us other than those included in the categories above, which could include, but are not limited to, non-audit related fees.

In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by our independent auditors. In certain cases, the Chairman of the Audit Committee is delegated the authority by the Audit Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Audit Committee at its next meeting.

AUDIT COMMITTEE MATTERS

Audit Committee Charter – The Audit Committee has adopted a written charter, which is available on our website at www.psiengines.com in the “Corporate Governance” section and is available in print upon request. Our Audit Committee reviews corporate governance developments and will modify its charter and practices as warranted.

Audit Committee Members – The current members of our Audit Committee are Jay J. Hansen, Ellen R. Hoffing and Mary E. Vogt. Mr. Hansen is the Chairman of our Audit Committee, is financially literate and qualifies as an “audit committee financial expert” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Ms. Hoffing and Ms. Vogt are also financially literate. Both Ms. Hoffing and Ms. Vogt qualify as “audit committee financial experts” as defined in SEC rules under the Sarbanes Oxley Act of 2002. Our Board has determined that Mr. Hansen, Ms. Hoffing and Ms. Vogt meet the independence requirements of NASDAQ for audit committee members.

AUDIT COMMITTEE REPORT – In connection with the filing and preparation of our Annual Report on Form 10-K for fiscal 2015, the Audit Committee:

1)	reviewed and discussed the audited consolidated financial statements with our management and our independent auditors, including meetings where our management was not present;

2)	Discussed with our independent registered public accountants the matters required to be discussed by Auditing Standards No. 16, Communications with Audit Committees;

3)	reviewed the selection, application and disclosure of our critical accounting policies pursuant to SEC Financial Release No. 60, “Cautionary Advice Regarding Disclosure of Critical Accounting Policies;” and

4)	received and reviewed the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountants’ communications with the audit committee concerning independence, and discussed with the independent accountants the independent accountants’ independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for fiscal 2015.

Audit Committee

Jay J. Hansen, Chairman

Ellen R. Hoffing

Mary E. Vogt

MISCELLANEOUS AND OTHER MATTERS

Solicitation

The cost of this proxy solicitation will be borne by the Company. We may request banks, brokers, fiduciaries, custodians, nominees and certain other record holders to send proxies, proxy statements and other materials to their principals. The Company will reimburse such banks, brokers, fiduciaries, custodians, nominees and other record holders for their reasonable out-of-pocket expenses of solicitation.

Deadlines for Submission of Proxy Proposals of Stockholders and Stockholder Nominations of Directors

Under Rule 14a-8 under the Exchange Act, proposals of stockholders for the 2017 Annual Meeting of Stockholders will not be included in the proxy statement for that annual meeting unless the proposal is proper for inclusion in the proxy statement and is received by the Secretary of the Company at our principal executive offices not later than November 18, 2016.

In accordance with Section 2.12(a) of the Company’s Amended and Restated Bylaws, if stockholders desiring to bring business before the 2017 Annual Meeting of Stockholders, including proposals with respect to stockholder nominations of persons for election to the Board, other than business to be included in the Company’s proxy materials pursuant to Regulation 14a-8, fail to provide notice to the Secretary of the Company at our principal executive offices by February 1, 2017, the proxy for the 2017 Annual Meeting of Stockholders will confer discretionary authority to vote on such business.

Other Business

The Board is not aware of any other matters to be presented at the Annual Meeting other than those mentioned in our Notice of Annual Meeting of Stockholders enclosed herewith. If any other matters are properly brought before the Annual Meeting, however, it is intended that the persons named in the proxy will vote as the Board directs.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. These reports, proxy statements and other information are also available on the Internet website maintained by the SEC at www.sec.gov and on our corporate website at www.psiengines.com. We will furnish without charge copies of our Audit Committee charter and our Compensation Committee charter, as filed with the SEC, our Annual Report on Form 10-K for fiscal 2015, as filed with the SEC, including the consolidated financial statements and attached schedules, upon the written request of any person who is a stockholder as of the record date. We will provide copies of the exhibits to the Annual Report upon payment of a reasonable fee, which will not exceed our reasonable expenses incurred. Requests for such materials should be directed to Power Solutions International, Inc. – Investor Relations, 201 Mittel Drive, Wood Dale, Illinois 60191, Attention: Catherine V. Andrews. Our committee charters and other corporate governance documents are also available on our website at www.psiengines.com in the “Corporate Governance” section.

You may read, without charge, and copy, at prescribed rates, all or any portion of any reports, statements or other information in the files at the public reference room at the SEC’s principal office at 100 F Street NE, Washington, D.C., 20549. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room.

By Order of the Board of Directors,

Gary S. Winemaster

Chief Executive Officer, President and Chairman of the Board

Wood Dale, Illinois

March 18, 2016

Power Solutions International, Inc.	Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address Change? Mark box, sign, and indicate changes below: ☐
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR each of the nominees in Items 1 through 5 and FOR Item 6.

To re-elect as directors of the Company, each for a one-year term expiring at the 2017 Annual Meeting of Stockholders and until his or her successor is elected and qualified, the nominees listed below:

ò    Please fold here – Do not separate    ò

		FOR	WITHHELD	ABSTAIN			FOR	WITHHELD	ABSTAIN

1.	Gary S. Winemaster	☐	☐	☐	4.	Mary E. Vogt	☐	☐	☐

2.	Kenneth W. Landini	☐	☐	☐	5.	Ellen R. Hoffing	☐	☐	☐

3.	Jay J. Hansen	☐	☐	☐

6.	To ratify the appointment by Board of Directors of the independent public accounting firm RSM US LLP as the independent auditors of the Company’s financial statements for the year ending December 31, 2016						☐ For ☐ Withheld ☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE BOARD RECOMMENDS AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS PROPERLY COMING BEFORE THE MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD.

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Partnerships should provide full name of Partnership and title of authorized person signing the proxy. Limited liability companies should provide full company name and title of authorized person signing the Proxy.

Date , 2016

POWER SOLUTIONS INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

Thursday, April 28, 2016

10:00 a.m. (CT)

Power Solutions International, Inc.

Offices of the Company

101 Mittel Drive

Wood Dale, Illinois, 60191

Power Solutions International, Inc.
201 Mittel Drive
Wood Dale, Ilinois 60191	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders on April 28, 2016.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” each of the nominees in Items 1 through 5 and FOR Item 6.

By signing the proxy, you revoke all prior proxies and appoint Gary S. Winemaster and Catherine V. Andrews, and each of them as proxies, each with full power of substitution, and authorize each of them to vote your shares of common stock of Power Solutions International, Inc. held of record by you at the close of business on March 4, 2016, the record date for the 2016 Annual Meeting of Stockholders, as designated by you on the matters shown on the reverse side and in such proxies’ discretion on any other matters which may properly come before the Annual Meeting or any adjournments or postponements thereof.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 28, 2016.

The Company’s Proxy Statement for the Annual Meeting of Stockholders to be held on April 28, 2016 is available, free of charge, at the Company’s website: http://www.psiengines.com

Vote by Internet, Telephone or Mail

24 Hours a Day, 7 Days a Week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/psix	1-866-883-3382
Use the Internet to vote your proxy until 11:59 p.m. (CT) on April 27, 2016. Scan code on front for mobile voting.	Use a touch-tone telephone to vote your proxy until 11:59 p.m. (CT) on April 27, 2016.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.